POWER OF ATTORNEY
I, Cheryl K. Ramagano, do hereby designate Alan B. Miller, Charles F. Boyle and
Bruce R. Gilbert to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New
York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Realty Income Trust Common Stock.
Such necessary forms shall consist of Form 4, Statement of Changes in Beneficial
Ownership and Form 5, Annual Statement of Changes in Beneficial Ownership.
I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.
/s/ Cheryl K. Ramagano
Signed and dated on this 2nd day of December 2004.
The undersigned, Alan B. Miller, Charles F. Boyle and Bruce R. Gilbert hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Alan B. Miller                                        /s/Charles F. Boyle
/s/ Bruce R. Gilbert
Signed and dated on this 2nd day of December, 2004.

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY
On this 2nd day of December, in the year 2004, before me, Celeste A. Stellabott, personally appeared Cheryl K. Ramagano, Alan B. Miller, Charles F. Boyle and
Bruce R. Gilbert, personally known to me and have executed this document in my presence.
/s/ Celeste A. Stellabott        (SEAL)
Signature of Notary Public